Exhibit 24.3

                                POWER OF ATTORNEY

           The undersigned, General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

                   Ronald J. Herman
                   Frank Ertl
                   John W. Campo, Jr.


           Each Attorney shall have the power and authority to do the following:

                    To execute and deliver any and all agreements,
               acknowledgments, consents, letters, undertakings, certificates, notices, receipts, or other documents or instruments on behalf of the Corporation as may in the discretion of the attorney be necessary or desirable in connection with transactions involving the Corporation and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

               To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation or any of its subsidiaries and, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other documents and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

           Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on April 15, 2006.

           IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 22nd day of April, 2004.

                                General Electric Capital Corporation
(Corporate Seal)
                                By:   /s/  Brian T. McAnaney
                                      ------------------------------------------
                                      Name: Brian T. McAneney
                                      Title:  Vice President and General Counsel
Attest:

/s/ John W. Campo, Jr.
---------------------------------------
John W. Campo, Jr., Attesting Secretary